As filed with the Securities and Exchange Commission on June 26, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Harris & Harris Group, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-3119827 (I.R.S. employer identification no.)

111 West 57th Street, Suite 1100
New York, New York 10019
Telephone: (212) 582-0900
Facsimile: (212) 582-9563
(Address of principal executive offices)

HARRIS & HARRIS GROUP, INC. 2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Sandra M. Forman, Esq.
General Counsel
Harris & Harris Group, Inc.
111 West 57th Street, Suite 1100
New York, New York 10019
Telephone: (212) 582-0900
Facsimile: (212) 582-9563
(Name and address of agent for service)

Copies to:
Richard T. Prins, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	1,520,661(2)	$11.44(3)	$17,396,361.84	$534.07(4)

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers additional shares that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)	4,151,269 shares were originally registered on Form S-8 (File No. 333-135246) filed with the Securities and Exchange Commission on June 22, 2006.

(3)
The estimated exercise price of $11.44 per share was computed in accordance with Rule 457(c) and 457(h) under the Securities Act by averaging the high and low sales prices of Harris & Harris Group, Inc. Common Stock as quoted on the Nasdaq Global Market on June 25, 2007.

(4)	Previously paid in connection with a registration statement on Form N-2 filed on November 27, 2006.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed to register an additional 1,520,661 shares of common stock, par value $0.01 per share (the "Common Stock"), of Harris & Harris Group, Inc. (the "Company") that may be issued and sold under the Harris & Harris Group, Inc. 2006 Equity Incentive Plan (the "Plan").

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this registration statement the entire contents of, including all documents incorporated by reference or deemed incorporated by reference into, its registration statement on Form S-8 (File No. 333-135246) filed with the Securities and Exchange Commission on June 22, 2006 with respect to the Plan.

PART II

Item 5.  Interests of Named Experts and Counsel.

Sandra M. Forman, General Counsel and Chief Compliance Officer of the Company, issued an opinion in connection with this registration statement, which is filed as Exhibit 5 hereto. Ms. Forman is also a plan participant.

Item 8.  Exhibits.

Exhibit Numbers	Description

4.0	Specimen of common stock certificate, incorporated by reference to Exhibit D to the Company's Registration Statement on Form N-2 (333-138996) filed on November 29, 2006

5.0	Opinion of General Counsel of the Company

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of General Counsel of the Company (included in Exhibit 5.0 above)

The undersigned registrant hereby undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on June 26, 2007.

HARRIS & HARRIS GROUP, INC.

By:	/s/ Charles E. Harris
Name: Charles E. Harris
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the date indicated:

Signature	Title	Date

/s/ Charles E. Harris	Chairman of the Board and	June 26, 2007
Charles E. Harris	Chief Executive Officer (Principal Executive Officer)

/s/ Douglas W. Jamison	President, Chief Operating Officer	June 26, 2007
Douglas W. Jamison	and Chief Financial Officer (Principal Financial Officer)

/s/ Patricia N. Egan	Chief Accounting Officer and Senior Controller	June 26, 2007
Patricia N. Egan

/s/ W. Dillaway Ayres, Jr.	Director	June 26, 2007
W. Dillaway Ayres, Jr.

/s/ C. Wayne Bardin	Director	June 26, 2007
Dr. C. Wayne Bardin

/s/ Phillip A. Bauman	Director	June 26, 2007
Dr. Phillip A. Bauman

/s/ G. Morgan Browne	Director	June 26, 2007
G. Morgan Browne

/s/ Dugald A. Fletcher	Director	June 26, 2007
Dugald A. Fletcher

/s/ Kelly S. Kirkpatrick	Director	June 26, 2007
Dr. Kelly S. Kirkpatrick

/s/ Lori D. Pressman	Director	June 26, 2007
Lori D. Pressman

/s/ Charles E. Ramsey	Director	June 26, 2007
Charles E. Ramsey

/s/ James E. Roberts	Director	June 26, 2007
James E. Roberts

/s/ Richard P. Shanley	Director	June 26, 2007
Richard P. Shanley

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on June 26, 2007.

HARRIS & HARRIS GROUP, INC. 2006 EQUITY INCENTIVE PLAN

By:	/s/ James E. Roberts
not in his individual capacity, but solely as an authorized signatory for the Employee Benefits Administration Committee

EXHIBIT INDEX

Exhibit Numbers	Description

5.0	Opinion of General Counsel of the Company

23.1	Consent of PricewaterhouseCoopers LLP